UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Canal View Boulevard Suite 300 Rochester, NY	14623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Document Security Systems, Inc. (“DSS”) and its wholly-owned subsidiary, DSS Technology Management, Inc. (“Company”), are parties to an Investment Agreement (the “Agreement”) dated February 13, 2014 (the “Effective Date”) with Fortress Credit Co LLC, as collateral agent (the “Collateral Agent”), and certain investors (the “Investors”), pursuant to which the Company contracted to receive a series of advances totaling $4,500,000 (the “Advances”). The entry into the Agreement was reported in a Current Report on Form 8-K that was filed on February 18, 2014, to which a copy of the Agreement was attached as an exhibit. Undefined capitalized terms contained in this report shall have the meanings assigned to them in the Agreement, or in the Amendment described below.

The Agreement defines certain events of Events of Default, one of which is the failure by the Company, on or before the second anniversary of the Effective Date, to make payments to the Investors equal to the outstanding Advances. On February 13, 2016, being the second anniversary date of the Effective Date, the Company had failed to make these payments and was therefore in default of the Agreement, all as reported in a Current Report on Form 8-K filed on February 16, 2016.

On December 2, 2016 (the “Amendment Effective Date”), DSS, the Company, the Collateral Agent and the Investors entered into a First Amendment to Investment Agreement And Certain Other Documents (the “Amendment”). The purposes of the Amendment are to vacate the Company’s ongoing non-payment default under the Agreement, and to amend certain provisions of the Agreement, as follows.

Section 4.1.3(i) of the Agreement was amended to add Capitalized Expenses in the amount of $150,000 to the Company’s payment obligation, payable on the Maturity Date. The Maturity Date is defined in the Agreement as February 13, 2018.

A new Section 4.3 was added to the Agreement, whereby the Company agrees to pay to the Investors an amount equal to 25% of any amounts received by the Company for any and all types of monetization activities related to certain of its patents covering systems and methods of using low power wireless peripheral devices (collectively, the Company’s “BlueTooth Patents”), but only until the Investors have received payments under the Agreement totaling the sum of (i) the Capitalized Expenses plus (ii) payments of principal and interest on the Notes totaling the sum of (x) $4,500,000 (consisting of the previously made Advances) plus (y) additional amounts, if any, advanced by the Investors pursuant to the Agreement. In addition to the monetization interest granted the Investors in the BlueTooth Patents, the Company also granted the Collateral Agent and the Investors a security interest in certain of the Company’s unencumbered semiconductor patents to further collateralize the amounts owed under the Agreement.

Section 7.8.2 of the Agreement was amended to provide that the Company shall not make any Disposition of the Dongbu Patents without the prior written consent of the Majority Investors. In addition, Section 7.8.3 was amended to provide that notwithstanding the terms of Section 7.8.2, from and after December 2, 2016, the Company shall have no obligation to make further payments with respect to the maintenance of the Dongbu Patents (as defined in the Amendment) other than to make payments with respect to the patents that remain active as of December 2, 2016, and those solely from the Deposit and solely to the extent that such amounts constitute “Qualified Expenses”; provided, that the Company shall be required to provide the Investors with periodic updates on, and requests for approval of, any such maintenance fees associated with the Dongbu Patents a reasonable period prior to the due date for payment, and if and only if the Majority Investors approve the payment of such maintenance fees, they shall constitute “Approved Dongbu Maintenance Fees.”

The Amendment also added a new Section 7.12 to the Agreement, whereby the Company and DSS shall cause to be deposited into an account (the “Cash Collateral Account”) (i) on or before March 2, 2017, the sum of $300,000 and (ii) on or before March 2, 2018, a further sum of $300,000 (collectively, the “Deposit”). The Deposit may not be made with funds to which the Investors are otherwise entitled. The Company shall utilize the Deposit funds to pay certain expenses, consisting of out-of-pocket expenses incurred in connection with certain existing patent litigation matters and other patent litigation matters which may occur after the Amendment Effective Date (the “Qualified Expenses”). Qualified Expenses will not include (i) expenses relating to general corporate purposes or overhead of Company or DSS, (ii) payment of any other amount that is not directly related to the pursuit of Monetization Activities related to the Patents, or (iii) expenses of pursuing Monetization Activities related to the BlueTooth Patents; provided however that up to $6,250 per month of the Deposit may be used over the next two years to pay employee salaries, rent and overhead costs associated with DSS’s Texas office, subject to certain limitations, for a total of not more than $150,000, but only for so long as such patent litigation matters are continuing, provided that the Investors have confirmed that they continue to believe that the pursuit of such litigation matters are likely to increase the return to the Investors from the Patents.

Section 8.1.2 of the Agreement was amended and restated in its entirety to provide that on or before the Maturity Date of February 13, 2018, the Investors shall be entitled to receive payments from the Company in an amount equal to (x) two times the aggregate amount of all Advances made by the Investors as of such date plus (y) the Capitalized Expenses.

Section 8.1.3(x) of the Agreement was amended by adding as an Event of Default the failure to comply with the obligations regarding the Deposit and Cash Collateral Account under new Section 7.12. A new Section 8.2.1.7 was added to the Agreement, whereby, upon an Event of Default, the Investors may apply the then remaining Deposit to the then outstanding Obligations, if any.

The final paragraph of Section 8.2.1 of the Agreement was amended and restated to provide that notwithstanding anything to the contrary in the Agreement or any other Document, except as set forth otherwise in new Section 8.2.1.7 (application of the Deposit to the Company’s and DSS’s payment obligations in the Event of Default) or Section 8.2.2 (additional remedies in the event of a Bad Act (as defined in the Agreement)), the sole and exclusive recourse of the Investors and the Collateral Agent arising out of or in connection with an uncured Event of Default or any other breach of the Agreement or any other Document by the Company shall be the recourse set forth in Sections 8.2.1.1 through 8.2.1.7, and, except as provided under Section 8.2.2 (additional remedies in the event of a Bad Act), or in the event of a breach of new Section 4.3 (regarding additional payments arising out of the Bluetooth Patents) or new Section 7.12 (regarding the Deposit and Cash Collateral Account), the Investors and the Collateral Agent each agree that they will not, individually or collectively, seek to enforce any monetary judgment with respect to or against any assets of the Company other than the Patents (as defined in the Agreement) and any related Monetization Payments (as defined in the Agreement) and the remaining Deposit, and any enforcement of any monetary judgment with respect to or against the Patents or Monetization Payments shall be pursuant to and in accordance with the terms and conditions of the Collateral Documents (as defined in the Agreement); provided, that in the event of a breach of new Section 4.3 (regarding additional payments arising out of the Bluetooth Patents) or new Section 7.12 (regarding the Deposit and Cash Collateral Account), the Investors and the Collateral Agent may pursue any assets of the Company (and, in the case of a breach of new Section 7.12, any assets of DSS) to recover amounts that have not been applied or deposited in compliance with such provisions of this Agreement including damages and expenses related to any such breach and any related enforcement of rights of the Collateral Agent and the Investors.

The Amendment also modified Section 8.2.2 of the Agreement, pursuant to which the Investors agreed that so long as the Company complies with the provisions of new Section 7.12 (regarding the Deposit and Cash Collateral Account), the Company’s previous inter-company distributions to DSS made between February 13, 2014 and June 30, 2016 shall not constitute an Event of Default or a Full Recourse Event under the Agreement. The Amendment further provides that nothing contained therein shall be deemed an admission by the Company or DSS that the Company’s distributions to DSS constituted an Event of Default or a Full Recourse Event under the Agreement, and as such would not be admissible in any subsequent dispute between the Investors and the Company and/or DSS as evidence as to whether such distributions to DSS constituted and Event of Default or a Full Recourse Event.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Amendment, and is qualified in its entirety by reference to the Amendment, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: December 8, 2016	By:	/s/ Jeffrey Ronaldi
Jeffrey Ronaldi
Chief Executive Officer